EXHIBIT 99

Camco Financial Announces Third Quarter Results, Adjusted Second Quarter Financials

CAMBRIDGE, Ohio, Oct. 29, 2010 (GLOBE NEWSWIRE) -- Camco Financial Corporation (Nasdaq:CAFI), the financial services holding company for Advantage Bank, announced third quarter financial results and adjusted second quarter financial results. Third quarter results ($11.6 million loss), and the revised second quarter results ($4.1 million loss) reflect a deterioration in the underlying collateral value of certain commercial and residential credits driven by the weak real estate market. The Company's year-to-date loss through September 30, 2010 is $15.6 million ($2.16 per share). The Company previously disclosed that it would be restating its second quarter financials in a Form 8-K that was filed with the Securities and Exchange Commission on October 27, 2010.

"While it is difficult to share this news, it is important to realize that we are not immune to the continued tough economic conditions and we are being upfront about the challenges we are facing," said James E. Huston, President and CEO. "This is part of the process of weathering the financial storms that we have all experienced over the last several years. We believe this difficult step will provide the necessary and critical foundation going forward."

"For example, our loan volume during third quarter 2010 was among the best quarters we have experienced since the beginning of the recession. We had $32 million in residential originations as of the end of third quarter, representing a 60 percent increase over second quarter and a 79 percent increase over the same quarter 2009," stated Mr. Huston.

Huston continued, "Lower mortgage rates have led to strong mortgage origination volume and increased gain on sale margins. In addition to traditional refinances, we have seen growth in this category based on specialty Fannie Mae and Freddie Mac refinance programs that assist borrowers who have experienced a decrease in their home equity."

"The Commercial Banking Division continues to be a key revenue driver in 2010 with approximately $102 million in new loan facilities, $550,000 in new origination fees and a significant amount of new commercial deposit relationships. We believe that some of the key attributes of the new commercial business include the opportunity to provide financial services to high net worth individuals, lower leverage real estate projects and high credit quality operating companies. The Commercial Banking Division continues to be focused on relationship banking, credit quality and the interest rate margin," Huston said.

"Like every individual and organization across the country, we have been impacted by the continuing tepid growth in the economy. We are disappointed by the results this quarter – and the need to restate last quarter. We know that this impacts not only our bottom line, but those of our shareholders as well. We are taking the necessary steps so that we are poised for profitability going forward," Huston said.

Review of Financial Performance

Overview:

The third quarter 2010 net loss of $(11.6) million compares to net income of $355,000 in the third quarter of 2009. Earnings per share were $(1.61), compared with $.05 in the third quarter of 2009. Third quarter results compare to a net loss of $(4.1) million in the restated second quarter of 2010. The losses in the second and third quarter of 2010 are driven principally by the provision for loan losses of $5.2 million and $11.4 million, respectively.

Asset Quality:

Loan quality has been impacted by the sluggish economic recovery within our market areas which has caused declines in the underlying value of collateral both in commercial and residential real estate and deterioration in the financial condition of some of our borrowers. These factors have made it difficult to sustain a steady reduction in classified assets and non performing loans. The second quarter 2010 adjustment to the provision reflects management's decision to better match the directional trends in classified assets and non performing loans to the reserve as of June 30, 2010. The bulk of the third quarter provision is driven by recent appraisal information on less than ten large commercial credits and the write down of properties brought in through foreclosure.

A summary of certain key factors follows:

(in thousands)	9/30/2010	6/30/2010	12/31/2009
Criticized Assets *	63,716	71,554	71,673
Non Performing Loans	39,073	42,643	36,449
Delinquent 60+ days	28,017	34,407	32,296
Loan Loss Reserve	16,854	15,676	16,099
Loan Loss Reserve / Total Loans	2.39%	2.26%	2.38%

*Includes special mention, substandard, doubtful and loss.
** As restated

Net Interest Income:

Net interest income was $6.8 million, up 9.2 percent compared with the prior year and up 5.9 percent compared with the prior quarter. Net interest margin was 3.59 percent, compared to 3.07 percent with the prior year and 3.40 percent compared with the prior quarter.

Improved margins are being driven by lower cost of deposits and non-core funding sources coupled with a greater mix of new commercial loan originations.

Non-Interest Income (NII):

Non-interest income was $1.4 million, down 10.6 percent compared with the prior year and down 10.0 percent compared to the prior quarter. The decrease in the third quarter, in part, reflects the impact on the valuation of mortgage servicing rights of faster prepayment assumptions related to the low rate environment. However, mortgage loan sales to Freddie Mac and Fannie Mae have been strong. Residential originations in the third quarter were $32 million, up 79 percent over the prior year, and up 60 percent over the prior quarter. Margins have also widened; gains on sale of loans were $332,000 compared to $207,000 in the prior year, and up $71,000 compared to the prior quarter.

Non-Interest Expense (NIE):

NIE was $7.8 million, compared with $7.2 million in the prior year and $7.0 million in the prior quarter. The increase in the third quarter relates to higher loan production, operating expenses associated with real estate owned, and legal expenses relating to the resolution of problem assets.

Balance Sheet Review:

Total assets were $849.3 million at September 30, 2010, compared with $891.4 million in the prior year and $840.1 million at June 30, 2010.

Total loans were $693.4 million at September 30, 2010, compared with $696.9 million in the prior year and $691.6 million at June 30, 2010. The total loan portfolio mix has changed with a greater percentage representing commercial loans, the growth of which has been a strategic initiative for the Bank. Commercial loan balances at September 30, 2010, were $320.0 million, compared with $261.1 million at September 30, 2009 and $302.5 million at June 30, 2010.

Deposit balances were $647.9 million, compared with $670.4 million in the prior year and $652.9 million at June 30, 2010. Excluding the planned runoff of public fund and brokered deposits, our deposit base has increased from $596.8 million to $626.8 million, or 5.03 percent since September 30, 2009. Deposits in the Greater Cincinnati market have been particularly strong increasing by more than $10.8 million since September 30, 2009.

Provision of Deferred Taxes:

The third quarter tax provision of $572,000 reflects a 100 percent valuation allowance on the Company's deferred tax asset. As the Company executes plans to return to profitability, future earnings will benefit from operating loss carry-forwards.

About Camco Financial Corporation: Camco Financial Corporation, holding company for Advantage Bank, is a multi-state financial holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking that includes commercial, business and consumer financial services, internet banking and title insurance services from 26 offices. Additional information about Camco Financial may be found on the Company's web sites: www.camcofinancial.com or www.advantagebank.com.

The Camco Financial Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4639

The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demands for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Camco Financial Corporation
Condensed Consolidated Statements of Financial Condition
(In thousands, except for per share data and shares outstanding)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Assets
Cash and Cash Equivalents	35,328	33,567	28,294	38,153	58,244
Investments	39,074	41,138	49,935	58,063	63,100

Loans Held for Sale	12,143	1,669	1,600	475	2,186

Loans Receivable	693,387	691,596	699,766	675,121	696,931
Allowance for Loan Loss	(16,854)	(15,676)	(15,821)	(16,099)	(12,505)
Loans Receivable, Net	676,533	675,920	683,945	659,022	684,426

Other Assets	86,172	87,768	87,705	86,942	83,466

Total Assets	$ 849,250	$ 840,062	$ 851,479	$ 842,655	$ 891,422

Liabilities
Deposits	647,937	652,872	649,354	659,902	670,391
Borrowed Funds	143,665	119,990	130,243	109,232	133,880
Other Liabilities	12,436	10,294	11,002	13,007	14,552

Total Liabilities	804,038	783,156	790,599	782,141	818,823

Stockholders' Equity	45,212	56,906	60,880	60,514	72,599

Total Liabilities and Stockholders' Equity	$ 849,250	$ 840,062	$ 851,479	$ 842,655	$ 891,422

Stockholders' Equity to Total Assets	5.32%	6.77%	7.15%	7.18%	8.14%

Total Shares Outstanding	7,205,595	7,205,595	7,205,595	7,205,595	7,205,595

Book Value Per Share	$6.27	$7.90	$8.45	$8.40	$10.08

Camco Financial Corporation
Condensed Consolidated Statements of Earnings
Year to Date Information
(In thousands, except for per share data and shares outstanding)

	9 Months	9 Months
	Ended	Ended
	9/30/10	9/30/09
	(Unaudited)	(Unaudited)
Interest Income:
Loans	28,074	30,560
Mortgage-backed securities	1,291	1,821
Investment securities	224	660
Interest-bearing deposits and other	1,010	1,067
Total Interest Income	30,599	34,108

Interest Expense:
Deposits	8,259	12,039
Borrowings	2,961	4,161
Total Interest Expense	11,220	16,200
Net Interest Income	19,379	17,908

Provision for Losses on Loans	17,524	1,877
Net Interest Income After Provision for Loan Losses	1,855	16,031

Noninterest Income:
Late charges, rent and other	1,234	1,274
Loan servicing fees	952	948
Service charges and other fees on deposits	1,719	1,684
Gain on sale of loans	822	980
Mortgage servicing rights	(622)	84
Gain (loss) on sale of investment, mbs & fixed assets	1	156
Income on cash surrender value life insurance	656	710
Total noninterest income	4,762	5,836

Noninterest expense:
Employee compensation and benefits	10,121	9,587
Occupancy and equipment	2,219	2,423
Federal deposit insurance premium	1,574	1,771
Data processing	842	908
Advertising	275	415
Franchise taxes	814	803
Other operating	5,883	5,238
Total noninterest expense	21,728	21,145

Earnings (loss) before provision for income taxes	(15,111)	722

Provision for income taxes	457	131
Reported Net Income	(15,568)	591

Net Earnings (Loss)	(15,568)	591

Earnings (Loss) Per Share Reported:
Basic	($2.16)	$0.08
Diluted	($2.16)	$0.08

Shares Outstanding	7,205,595	7,201,383
Diluted Weighted Number of
Shares Outstanding	7,205,595	7,202,220

Camco Financial Corporation
Condensed Consolidated Statements of Operations
Quarterly Information
(In thousands, except for per share data and shares outstanding)

	3 Months	3 Months	3 Months	3 Months	3 Months
	Ended	Ended	Ended	Ended	Ended
	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income:
Loans	9,513	9,281	9,280	9,670	9,948
Mortgage-backed securities	388	428	475	517	551
Investment securities	54	67	103	88	110
Interest-bearing deposits and other	337	333	340	341	378
Total Interest Income	10,292	10,109	10,198	10,616	10,987

Interest Expense:
Deposits	2,570	2,744	2,945	3,309	3,619
Borrowings	972	992	997	1,085	1,189
Total Interest Expense	3,542	3,736	3,942	4,394	4,808
Net Interest Income	6,750	6,373	6,256	6,222	6,179

Provision for Losses on Loans	11,407	5,212	905	19,914	440
Net Interest Income After Provision for Loan Losses	(4,657)	1,161	5,351	(13,692)	5,739

Noninterest Income:
Rent and other	497	328	409	419	292
Loan servicing fees	315	320	317	316	316
Service charges and other fees on deposits	603	598	518	593	613
Gain on sale of loans	332	261	229	291	207
Mortgage servicing rights	(528)	(124)	30	619	(185)
Gain (loss) on sale of investment, mbs & fixed assets	2	(1)	--	(30)	153
Income on CSVL (BOLI)	221	220	215	216	216
Total noninterest income	1,442	1,602	1,718	2,424	1,612

Noninterest expense:
Employee compensation and benefits	3,467	3,269	3,385	2,866	3,047
Occupancy and equipment	734	743	742	824	880
Data processing	276	286	280	281	295
Advertising	105	89	81	110	118
Franchise taxes	280	269	265	215	221
Other operating	2,949	2,319	2,189	2,672	2,688
Total noninterest expense	7,811	6,975	6,942	6,968	7,249

Earnings (loss) before provision for income taxes	(11,026)	(4,212)	127	(18,236)	102

Provision for income taxes	572	(113)	(2)	(6,427)	(253)
Net Earnings (loss)	(11,598)	(4,099)	129	(11,809)	355

Earnings (Loss) Per Share:
Basic	($1.61)	($0.57)	$0.02	($1.64)	$0.05
Diluted	($1.61)	($0.56)	$0.02	($1.64)	$0.05

Basic Weighted Number of
Shares Outstanding	7,205,595	7,205,595	7,205,595	7,205,595	7,205,595
Diluted Weighted Number of
Shares Outstanding	7,205,595	7,205,595	7,239,067	7,205,595	7,206,474

Camco Financial Corporation
Selected Ratios and Statistics
(In thousands, except for per share data and shares outstanding)

	3 Months	3 Months	9 Months	9 Months
	Ended	Ended	Ended	Ended
	9/30/10	9/30/09	9/30/10	9/30/09
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average equity	-85.94%	1.97%	-36.75%	1.09%

Return on average assets	-5.48%	0.16%	-2.44%	0.08%

Interest rate spread	3.55%	2.78%	3.35%	2.68%

Net interest margin	3.59%	3.07%	3.41%	2.82%

Yield on earning assets	5.47%	5.46%	5.38%	5.38%

Cost of deposits	1.69%	2.51%	1.80%	2.50%

Cost of borrowings	3.00%	3.40%	3.11%	3.51%

Total cost of interest bearing liabilities	1.92%	2.68%	2.03%	2.70%

Noninterest expense to average assets	3.69%	3.17%	3.40%	2.96%

Efficiency ratio	95.35%	93.04%	90.00%	89.05%

Nonperforming assets to total assets	5.25%	6.82%	5.25%	6.82%

Non performing loans to total net loans including
loans held for sale	4.94%	7.47%	4.94%	7.47%

Allowance for loan losses to total loans	2.39%	1.79%	2.39%	1.79%

Ratios are based upon the mathematical average of the balances at the end of each month for the quarter and were annualized where appropriate

Camco Financial Corporation
Averages for Quarters Ended
(In thousands, except for per share data and shares outstanding)

	September 30, 2010			September 30, 2009
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest - Earning Assets:
Loans receivable - net (1)	661,778	9,513	5.75%	651,796	9,948	6.10%
Securities (2)	40,154	442	4.40%	68,825	661	3.84%
FHLB Stock	29,888	335	4.48%	29,888	373	4.99%
Other interest bearing accounts	21,301	2	0.04%	54,206	5	0.04%
Total interest earning assets	753,121	10,292	5.47%	804,715	10,987	5.46%

Noninterest-earning assets	94,118			110,207
Total Average Assets	847,239			914,922

Interest-Bearing Liabilities:
Deposits	608,661	2,570	1.69%	577,546	3,619	2.51%
Advances & Borrowings	129,429	972	3.00%	139,882	1,189	3.40%
Total interest-bearing liabilities	738,090	3,542	1.92%	717,428	4,808	2.68%

Noninterest-bearing sources:
Noninterest-bearing liabilities	55,165			125,315
Shareholders' equity	53,984			72,179
Total Liabilities and Shareholders' Equity	847,239			914,922

Net Interest margin			3.59%			3.07%

Net Interest Income & Spread		6,750	3.55%		6,179	2.78%

(1) Includes LHFS but does not include ALLL and Non-Accrual Loans
(2) Includes securities designated as available for sale and held to maturity
CONTACT:  Camco Financial Corporation
          James E. Huston, CEO
          740-435-2027